Exhibit 10.32

CEO OPTION AWARD TERMS AND CONDITIONS
This document contains the Terms and Conditions of the Options awarded by the Company to the Participant indicated in the Notice of Option Award to which this document is attached (the “Notice”), and constitutes a binding agreement by and between Warner Music Group Corp. (the “Company”), and the employee whose name is set forth on the Notice. Capitalized terms used but not defined herein shall have the respective meanings given to them in the Warner Music Group Corp. 2020 Omnibus Incentive Plan, as amended from time to time (the “Plan”).
1.Grant of Options. The Company hereby evidences and confirms its grant to the individual whose name is set forth on the Notice (the “Participant”), effective as of the grant date set forth on the Notice (the “Grant Date”), of the number of Options to purchase Shares set forth on the Notice at the Option Price set forth on the Grant Notice (the “Options”). The Options are intended to be Non-Qualified Stock Options and not Incentive Stock Options. The Options are subject to the terms and conditions of the Plan, which are incorporated by reference herein.
2.Vesting. Except as otherwise provided in this Section 2 or in the Plan or as approved by the Administrator, the Options shall vest in accordance with the terms of these Terms and Conditions (including the Notice and the Plan), as follows (the occurrence of each such event described in Section 2(a)-(d), a “Vesting Event”):
(a)the Options shall become vested on the earliest to occur of the (i) vesting dates set forth in the Notice (each, a “Vesting Date”), (ii) the Participant’s death and (iii) the Participant’s Disability, subject in each case to the Participant’s continued employment with the Company or its Affiliate through such date;
(b)upon the occurrence of a Change in Control, all then outstanding unvested Options shall be treated as provided in the Plan;
(c)if the Participant’s employment terminates in a Special Termination prior to the Vesting Date, then (i) a pro rata portion of the Options shall become vested as of the date of such termination based on the portion of the vesting period that has elapsed as of such date and (ii) the balance of the Options shall remain outstanding and unvested and shall become vested on the applicable Vesting Date provided (A) the Participant has not violated Section 13(b) through the Vesting Date and (B) the Participant has provided annual certification of such ongoing compliance with Section 13(b) in writing to the Company on each anniversary of the Grant Date (if any) that occurs following such Special Termination and prior to the Vesting Date, and a final certification to such effect prior to (but no more than 90 days prior to) the Vesting Date; provided, that, if such termination occurs within one year following a Change in Control, the Options shall immediately vest in full upon such termination; and
(d)if the Participant’s employment terminates in a Qualifying Retirement (as defined below) prior to the Vesting Date, the Options shall become vested on the Vesting Dates set forth in the Notice provided (i) the Participant has not violated Section 13(b) through the applicable Vesting Date and (ii) the Participant has provided annual certification of such ongoing compliance with Section 13(b) in writing to the Company on each anniversary of the Grant Date (if any) that occurs following such Qualifying Retirement and prior to the applicable Vesting Date, and a final certification to such effect prior to (but no more than 90 days prior to) the applicable Vesting Date.
For purposes of these Terms and Conditions, employment with the Company will be deemed to include employment with, or, if approved by the Administrator, other service to, the Company or Company’s Affiliates, but in the case of employment with or service to an Affiliate, only during such time as such Affiliate is an affiliate of the Company.
Notwithstanding anything contained in these Terms and Conditions to the contrary, the Administrator, in its sole discretion, may accelerate the vesting of any Options, at such times and upon such terms and conditions as the Administrator shall determine.
3.Termination for Cause. If the Participant’s employment is terminated for Cause, or if the Participant resigns at such time as the Company could have terminated the Participant’s employment for Cause, then notwithstanding any other provision of these Terms and Conditions, the Participant will immediately forfeit any remaining Options, along with any Shares issuable with respect to such Options (even if otherwise vested and/or exercised) for which Shares have not yet been delivered.
4.Manner of Exercise.
(a)The exercise of vested Options by the Participant shall be pursuant to procedures contained in the Plan and shall include the Participant specifying in writing the proposed date on which the Participant desires to exercise a vested Option (the “Exercise Date”), the number of whole shares with respect to which the Options are being exercised (the “Exercise Shares”) and the aggregate Option Price for such Exercise Shares (the “Exercise Price”), or such other or different procedures and/or requirements as may be specified by the Administrator. Unless otherwise determined by the Administrator, (i) on or before the Exercise Date the Participant shall deliver to the Company full payment for the Exercise Shares in cash, or cash equivalents satisfactory to the Company, in an amount equal to the Exercise Price plus any required withholding taxes or other similar taxes, charges or fees, or, so long as there is a public market for the Shares at such time, pursuant to a broker-assisted exercise program established by the Company, the Participant may exercise vested Options by an exercise and sell procedure (cashless exercise) in which the Exercise Price (together with any required withholding taxes or other similar taxes, charges or fees) is deducted from the proceeds of the exercise of an Option and paid promptly to the Company and (ii) the Company shall register the issuance of the Exercise Shares on its records (or direct such issuance to be registered by the Company’s transfer agent). The Administrator may require the Participant to furnish or execute such other documents as the Administrator shall reasonably deem necessary (A) to evidence such exercise or (B) to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities laws or any other law.
(b)Options may not be exercised following the Participant’s termination of employment, except that, subject to Section 13(b), (i) if the Participant’s employment terminates as a result of the Participant’s death or Disability, vested and outstanding Options may be exercised through the first anniversary of the later of (A) the Participant’s termination of employment and (B) the Vesting Date of such Option, (ii) if the Participant’s employment terminates in a Qualifying Retirement, vested and outstanding Options may be exercised until the Expiration Date set forth in the Notice and (iii) if the Participant’s employment terminates for any reason other than a termination by the Company for Cause, the Options may be exercised through the later of 90 days following (A) the Participant’s termination of employment and (B) the Vesting Date of such Option. Any Options held by the Participant upon termination of the Participant’s employment that are not eligible for exercise in accordance with this Section 4(b) will be automatically forfeited on the termination date without consideration therefor. Notwithstanding anything to the contrary, no Option may be exercised following the Expiration Date set forth in the Notice
5.Certain Definitions. For purposes of these Terms and Conditions and notwithstanding any provision of the Plan to the contrary, the following definitions will apply:
(a)“Cause” with respect to the Participant, has the meaning set forth in (i) the Participant’s employment agreement or offer letter with the Company or its Affiliate, or (ii) if the Participant is not party to an employment agreement or offer letter with the Company or its Affiliate agreement that contains a “cause” definition, the Warner Music Inc. Severance Plan for Regular U.S. Employees or its successor plan, as in effect from time to time.
(b)“Employment Agreement” means the Employment Agreement, dated as of Septmber [__], 2022 by and between the Participant and the Company, as amended.
(c)“Qualifying Retirement” means the Participant’s “separation from service” within the meaning of Section 409A of the Code after the Participant has attained age 60 and completed at least 10 years of employment with the Company.
(d)“Special Termination” has the meaning set forth in the Employment Agreement between the Participant and the Company.
6.Adjustments Upon Certain Events. The Administrator may, in its sole discretion, make equitable substitutions or adjustments to the number of Shares, the Option Price or other terms of the Options pursuant to Section 3.3 of the Plan.
7.No Right to Continued Employment. Neither the Plan, the Notice nor these Terms and Conditions shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship with, the Company or any of its Affiliates. Further, the Company (or, as applicable, its Affiliates) may at any time dismiss the Participant, free from any liability or any claim under the Plan, the Notice or these Terms and Conditions, except as otherwise expressly provided herein.
8.No Acquired Rights. The Options have been granted entirely at the discretion of the Administrator. The grant of the Options does not obligate the Company to grant additional Options or other awards to the Participant in the future (whether on the same or different terms).
9.No Rights of a Stockholder. The Participant shall not have any rights or privileges as a stockholder of the Company in respect of Options or the Shares underlying the Options, which for the avoidance of doubt includes no rights to dividends or to vote, until the Shares in question have been registered in the Company’s register of stockholders as being held by the Participant.
10.Transferability of Shares. Any Shares issued or transferred to the Participant upon exercise of the Options shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the Plan, the Notice, these Terms and Conditions or the rules, regulations and other requirements of the U.S. Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable federal or state laws or relevant securities laws of the jurisdiction of the domicile of the Participant, and the Administrator may cause a legend or legends to be put on any certificates representing such Shares or make an appropriate entry on the record books of the appropriate registered book-entry custodian, if the Shares are not certificated, to make appropriate reference to such restrictions.
11.Transferability of Options. Except as set forth in Section 16 of these Terms and Conditions or Section 12.1 of the Plan, the Options (and, prior to their actual issuance, the Shares underlying the Options) may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance not permitted by this Section 11 shall be void and unenforceable.
12.Withholding; Taxation. The Company and the Participant shall cooperate to satisfy applicable federal, state and local income and employment tax withholding requirements applicable to the grant, vesting, exercise and settlement of the Options (the “Required Withholding”). The Company shall withhold from the Shares that would otherwise have been transferred to the Participant in settlement of vested and exercised Options the number of Shares necessary to satisfy the Participant’s Required Withholding unless the Required Withholding shall previously have been satisfied by the Participant or from other amounts payable by the Company to the Participant and, if applicable, shall deliver the remaining Shares to the Participant. The amount of the Required Withholding and the number of Shares to be withheld by the Company, if applicable, to satisfy Participant’s Required Withholding, as well as the amount reflected on tax reports filed by the Company, shall be based on the Exercise Price and the Fair Market Value of the Shares on the date prior to the applicable Vesting Date or the date on which the Shares are delivered to the Participant, as appropriate. The obligations of the Company under these Terms and Conditions will be conditioned on such satisfaction of the Required Withholding. The payment of any applicable withholding taxes through the withholding of Shares otherwise issuable under in respect of the Options shall not exceed the minimum required withholding liability.
13.Clawback/Forfeiture; Other Company Policies.
(a)Notwithstanding anything to the contrary contained herein or in the Plan, in consideration for the grant of the Options, the Participant agrees that the Options and any Shares delivered upon exercise of the Options, (i) will be subject to the terms of any clawback or recapture policy that the Company may have in effect from time to time and, in accordance with such policy, may be subject to the requirement that the Shares subject to the Options or any cash payments made in respect thereof be repaid to the Company after they have been distributed to the Participant, and (ii) will, along with any other equity interests in the Company held by the Participant, be subject to any policy with respect to hedging or pledging of Shares that the Company may have in effect from time to time.
(b)Unless otherwise approved by the Administrator, as a condition to any Vesting Event described in Sections 2(c)-2(d), the Participant shall not, to the extent permitted by applicable law, during the period following the Participant’s employment and prior to the Vesting Date, without the prior written consent of Company, directly or indirectly, as an employee, agent, consultant, partner, joint venturer, owner, officer, director, member of any other firm, partnership, corporation or other entity, or in any other capacity, (i) own any interest in, manage, control, participate in, consult with, render services for, or otherwise be or be connected in any manner with, any recorded music, music distribution, music publishing or music entertainment business or any other business that the Company and its Affiliates has conducted during the one-year period immediately preceding the date of such termination or has plans to conduct as of the date of such termination anywhere in the world, or (ii) solicit, negotiate with, induce or encourage any record label, recording artist (including a duo or a group), publisher or songwriter who at the time is, or who within the preceding one-year prior period was, either directly or through a furnishing entity, under contract to Company or any affiliate of Company or a label distributed by Company or an affiliate of Company, to end its relationship with Company, Company affiliate or label, to violate any provision of his or her contract or to enter into an exclusive recording or music publishing agreement with any other party. Accordingly, the Participant agrees that, unless otherwise approved by the Administrator, without limiting any of the Company’s rights pursuant to any clawback or recapture policy that the Company may have in effect from time to time, in the event of the Participant’s violation of any of the covenants contained in this Section 13(b), the Participant will immediately forfeit all unvested Options held by the Participant, and the Participant will have no further rights with respect thereto.
14.Choice of Law. THE OPTIONS, THESE TERMS AND CONDITIONS AND THE NOTICE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE WHOLLY PERFORMED WITHIN THAT STATE. ANY ACTION TO ENFORCE THE TERMS OF THE OPTIONS, THE PLAN, THESE TERMS AND CONDITIONS OR THE NOTICE MUST BE BROUGHT IN A COURT SITUATED IN, AND THE PARTIES HEREBY CONSENT TO THE JURISDICTION OF, COURTS SITUATED IN NEW YORK COUNTY, NEW YORK. EACH PARTY HEREBY WAIVES THE RIGHTS TO CLAIM THAT ANY SUCH COURT IS AN INCONVENIENT FORUM FOR THE RESOLUTION OF ANY SUCH ACTION.
15.Options Subject to Plan. All the Options are subject to the Plan, a copy of which has been provided to the Participant and the terms of which are incorporated herein by this reference. Except as set forth in Section 12(b), if there is any inconsistency between any express provision of these Terms and Conditions and any express term of the Plan, the express term of the Plan shall govern.
16.Beneficiary. The Participant may file with the Company a written designation of a beneficiary on such form as may be prescribed by the Company and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary. The Participant’s beneficiary shall succeed to the rights and obligations of the Participant hereunder upon the Participant’s death, except as maybe otherwise described herein or in the Plan.
17.Entire Agreement; Severability. The Plan, these Terms and Conditions and the Notice contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of the Notice or these Terms and Conditions shall be valid unless the same be in writing and signed by the parties hereto. Whenever possible, each provision of these Terms and Conditions shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of these Terms and Conditions is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but these Terms and Conditions shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
18.Additional Terms. Notwithstanding any other provision of the Plan, these Terms and Conditions or the Notice, the Options shall be subject to any special terms and conditions set forth in an addendum to these Terms and Conditions for the Participant’s country or jurisdiction, if any. Moreover, if the Participant relocates to one of the countries included in such addendum, if applicable, the special terms and conditions for such country will apply to Participant, without the Participant’s consent, to the extent the Company determines in its sole discretion that the application of such terms or conditions is necessary or advisable for legal or administrative reasons. Any such addendum provided to the Participant will constitute part of these Terms and Conditions.
19.Acceptance of Options and Agreement. The Participant has indicated the Participant’s consent and acknowledgement of the terms of these Terms and Conditions pursuant to the instructions provided to the Participant by or on behalf of the Company. The Participant acknowledges receipt of the Plan, represents to the Company that the Participant has read and understood these Terms and Conditions and the Plan, and, as an express condition to the grant of the Options under these Terms and Conditions, agrees to be bound by the terms of both these Terms and Conditions and the Plan. The Participant and the Company each agrees and acknowledges that the use of electronic media (including, without limitation, a click-through button or checkbox on a website of the Company or a third-party administrator) to indicate the Participant’s confirmation, consent, signature, agreement and delivery of these Terms and Conditions and the Options is legally valid and has the same legal force and effect as if the Participant and the Company signed and executed these Terms and Conditions in paper form. The same use of electronic media may be used for any amendment or waiver of these Terms and Conditions.